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                                                                   EXHIBIT 10.20



              TALARIAN SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT


        This Agreement, dated ("Effective Date"), is made between Talarian ("Talarian"), a California corporation doing business at 333 Distel Circle, Los Altos, California 94022-1404, and ________ ("Licensee"), a corporation doing business at .

                                    RECITALS

        A. Talarian is in the business of developing and marketing proprietary software products which assist in the development of communications and data management software.

        B. Licensee is in the business of developing and marketing
_______________ .

        C. Licensee desires to acquire, and Talarian desires to grant Licensee, a right and license to use Talarian software to develop Licensee's software application, to embed the runtime version of Talarian software in such software applications, and to offer, distribute and sublicense such software applications to Licensee's customers.

        Talarian and Licensee agree as follows:

        1. DEFINITIONS.

               "SmartSockets Development System" means Talarian's proprietary SmartSockets computer software programs and tools, in object code form only, which enable a user to develop an application using SmartSockets. The SmartSockets Development System is more fully described in Exhibit A. The SmartSockets Development System includes any and all modifications, revisions and enhancements to the SmartSockets Development System provided to Licensee under this Agreement and under any SmartSockets maintenance contracts entered into by Licensee with Talarian.

               "SmartSockets Runtime" means those portions of the SmartSockets Development System, in object code form only, which may be incorporated into and distributed as part of a Bundled Product under the terms of this Agreement.

                "SmartSockets Documentation" means the SmartSockets Documentation, whether provided in printed form or on machine-readable media, which is generally provided by Talarian to its licensees in conjunction with and in support of the SmartSockets Development System or SmartSockets Runtime, all as described in Exhibit A. The SmartSockets Documentation includes all modifications, revisions and enhancements to the SmartSockets Documentation provided to Licensee under this Agreement and under any SmartSockets maintenance contracts entered into by Licensee with Talarian.


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               "Talarian Products" means SmartSockets Development System,
SmartSockets Runtime, and SmartSockets Documentation.

               "Licensee Product" means the computer software and/or hardware and related documentation specified in Exhibit B, which is one or more stand alone software products marketed by Licensee and created by Licensee without use of the SmartSockets Development System, or obtained by Licensee from sources other than Talarian, which may be combined with SmartSockets Runtime to constitute a complete deliverable and executable Bundled Product.

               "Bundled Product" means the combination of a Licensee Product and SmartSockets Runtime, created by modifying a Licensee Product using the SmartSockets Development System. The Licensee Product must be linked with SmartSockets Runtime to produce a single executable product. The Licensee Products will represent a significant functional and value enhancement to the Talarian Products, such that the primary reason for an end user to license the Bundled Products is other than the right to receive a license to use the Talarian Products included in the Bundled Products. Without limiting the generality of the foregoing, the Bundled Products may not be products that compete with the Talarian Products, or any portion thereof.


               "End User" means a direct or indirect customer of Licensee who is authorized by an end user license agreement as specified in Section 3.1 to use a Talarian Product for the End User's internal business purposes.

               "Sublicensees" means a direct or indirect customer of Licensee who is authorized by a Sublicensee agreement as specified in Section 3.2 to distribute a Talarian Product as part of the Bundled Products for distribution to End Users or other Sublicensees.

               "Territory" means ________.

               "Intellectual Property Rights" means patent rights, copyright rights (including, but not limited to, rights in audiovisual works and moral rights), trade secret rights, and any other intellectual property rights recognized by the law of each applicable jurisdiction.

               "Marks" means Talarian's trademarks, trade names, service marks, and/or service names specified in Exhibit A.

        2. LICENSES.

               2.1 Grant of License.

                      (a) Licenses. Subject to all the terms and conditions of this Agreement, Talarian hereby grants to Licensee, and Licensee hereby accepts a non-exclusive, nontransferable license:



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                      (i) to use a number of SmartSockets Development Systems
set forth in Exhibit A on the platform also set forth in Exhibit A and in conjunction with Licensee Products, to develop, modify, reproduce, generate and test Bundled Products;

                      (ii) to market, distribute (directly or through Sublicensees) and sublicense SmartSockets Runtime, as part of the Bundled Product, to End Users solely for their own internal business purposes in the Territory during the term of this Agreement.

               2.2 Reproduction. Subject to the terms of this Agreement, Talarian grants Licensee a non-exclusive, non-transferable license during the term of this Agreement to reproduce Talarian Products for distribution in accordance with Section 2.1.

               2.3 No Reverse Engineering. Licensee will not disassemble, decompile, or reverse engineer any Talarian Products.

               2.4 No Copying. Licensee will not copy or otherwise reproduce any Talarian Products, in whole or in part, except for making reasonable numbers of back-up copies or as expressly authorized by this Agreement.

               2.5 No Unauthorized Derivative Works. Licensee will not modify the Talarian Product in any manner, except as it may be expressly directed by Talarian in writing.

               2.6 No Sale of Services. Licensee will not use the Talarian Products in any manner to provide service bureau, time sharing, or other computer services to third parties.

               2.7 Limited Rights. Licensee's rights in the Talarian Products will be limited to those expressly granted in this Agreement.


        3. OTHER AGREEMENTS, PRICING, AND MARKETING.

               3.1 End User Agreement. Licensee may not distribute any Talarian Products to any End User unless such End User is subject to an end user software license agreement with Licensee that:

                      (i) protects Talarian's proprietary rights in the Talarian Products to at least the same degree as the terms and conditions of this Agreement;

                      (ii) requires that such End User not reverse engineer, reverse compile or disassemble the object code for the Talarian Products;

                      (iii) requires such End User to comply fully with all applicable laws and regulations in any of its dealings with respect to the Talarian Products;

                      (iv) makes no representations or warranties on behalf of Talarian; and



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                      (v) does not grant any rights to such End User beyond the
scope of this Agreement.

Licensee will promptly provide Talarian with reasonable access to such agreements following Talarian's request.

               3.2 Sublicensee Agreement. Licensee may distribute, and may grant sublicenses of, SmartSockets Runtime to Sublicensees as part of the Bundled Products for distribution and sublicensing of SmartSockets Runtime as part of the Bundled Products to End Users, provided that each such Sublicensee executes, or has already executed, a written Sublicensee agreement with Licensee that:

                      (i) protects Talarian's proprietary rights in the Talarian Products to at least the same degree as the terms and conditions of this Agreement;

                      (ii) requires that such Sublicensee not reverse engineer, reverse compile or disassemble the object code for the Talarian Products;

                      (iii) requires such Sublicensee to comply fully with all applicable laws and regulations in any of its dealings with respect to the Talarian Products;

                      (iv) makes no representations or warranties on behalf of Talarian; and

                      (v) precludes the use of the Talarian Products in a service bureau, time sharing, or other non-licensed basis;

                      (vi) does not permit distribution or sublicensing of the Talarian Products beyond the scope of this Agreement; and

                      (vii) requires such Sublicensee to enter into an end user software license agreement with its End User that is consistent with the terms and conditions of the end user software license agreement specified in Section 3.1.

Licensee will promptly provide Talarian with a copy of each such executed agreement.

               3.3 Pricing Freedom. Licensee is, and will remain, entirely free to determine its End User and Sublicensees prices and fees in its own discretion.

        4. DEMONSTRATIONS, BENCHMARKS, AND EVALUATIONS. Licensee will be responsible for demonstrations and benchmarks of Talarian Products to, and evaluations by, its prospective customers. Assistance by Talarian in any demonstrations or benchmarks will be at Talarian's discretion and at Talarian's standard rates for its personnel. Licensee may, at no charge, reproduce a reasonable number of copies of Talarian Products for use by Licensee solely for the purpose of conducting demonstrations and benchmarks by Licensee personnel or prospective customers.



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        5. DELIVERY. Talarian will deliver to Licensee a master copy of the
Talarian Products within days of the Effective Date. ----

        6. PAYMENTS.

               6.1 License Payments. Licensee will pay Talarian the nonrefundable amounts according to the Fee and Payment schedule specified in Exhibit C for Licensee's use and distribution of the Talarian Products. All shipping or other transportation charges for delivery of the Talarian Products to Licensee, including insurance and special packaging, will also be paid by Licensee.

               6.2 Payments for Maintenance, Support, Updates, and Enhancements Licensee will pay Talarian the nonrefundable amounts according to the Fee and Payment schedule specified in Exhibit C for maintenance and support services and updates and enhancements for the Talarian Products from Talarian under Section 8.2.

               6.3 Payment Terms. Licensee will make all payments to Talarian as according to the Fee and Payment schedule specified in Exhibit C. Payments made under this Agreement after their due date will incur interest at a rate equal to 1.5% per month or the highest rate permitted by applicable law, whichever is lower.

               6.4 Increases. The amounts specified in Exhibit C reflect Talarian's current published prices. As Talarian's published list prices are revised from time to time, the amounts specified in Exhibit C will be deemed amended accordingly upon days prior written notice to Licensee.

               6.5 Taxes. All amounts payable under this Agreement are exclusive of all sales, use, value-added, withholding, and other taxes and duties. Licensee will pay all taxes and duties assessed in connection with this Agreement and its performance by any authority within or outside of the U.S., except for taxes payable on Talarian's net income. Talarian will be promptly reimbursed by Licensee for any and all taxes or duties that Talarian may be required to pay in connection with this Agreement or its performance.

        7. REPORTS AND AUDITS.

               7.1 Licensee's Records. Licensee will maintain complete records, during and for three (3) years after the termination or expiration of this Agreement, regarding the distribution and sublicensing of the Talarian Products to each End User and Sublicensees.

               7.2 Payment Reports. Within thirty (30) days after the close of each quarter ending March 31, June 30, September 30 and December 31, Licensee will deliver to Talarian a report which will provide all information reasonably necessary for computation and/or confirmation of the payments, if any, due or credited to Talarian for such quarterly period.

               7.3 Audit. An independent certified public accountant selected by Talarian may, upon reasonable notice and during normal business hours, inspect the records of Licensee on which such reports are based. If, upon performing such audit, it is determined that Licensee



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has underpaid Talarian by an amount greater than five percent (5%) of the payments due Talarian in the period being audited, Licensee will bear all reasonable expenses and costs of such audit in addition to its obligation to make full payment under Section 6.

        8. MAINTENANCE, SUPPORT, AND TRAINING.

               8.1 By Licensee. In addition to the provisions of Section 4, Licensee will be responsible for providing the following support to its End Users and Sublicensees: installing the Talarian Products as needed; training End Users and Sublicensees; and providing all direct first level technical support to End Users and Sublicensees, including but not limited to diagnosing problems and using its reasonable efforts to provide solutions.

               8.2 By Talarian. Except as provided otherwise in this Agreement or in a separate written agreement, Talarian shall not be responsible for providing support to Sublicensees or End Users. Subject to receipt by Talarian of payments as specified in Section 6.2, Talarian will provide Licensee with:

                      (i) error corrections for the Talarian Products in accordance with Talarian's standard maintenance and support policies and procedures;

                      (ii) updates and enhancements for the Talarian Products to the extent that Talarian generally provides such updates and enhancements to Talarian's customers without separately charging for such updates and enhancements;

                      (iii) access to Talarian's "hot-line" for inquiries from Licensee relating to the Talarian Products between the hours of 8 a.m. and 5 p.m., Pacific Time, on Talarian's business days; and

                      (iv) training in accordance with the terms and conditions and pricing specified in Licensors published price list, provided that Licensee pays the travel and living expenses of Talarian's personnel in connection with any out-of-town training requested by Licensee.

        9. CONFIDENTIALITY.

               9.1 Obligations.  Licensee agrees:

                      (i) that it will not disclose to any third party or use any Talarian Products or other technical information disclosed to it by Talarian (collectively, "Confidential Information") except as expressly permitted in this Agreement; and

                      (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.



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               9.2 Exceptions. "Confidential Information" will not include information that:

                      (i) is in or enters the public domain without breach of this Agreement;

                      (ii) Licensee lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; or

                      (iii) Licensee develops independently, which it can prove with written evidence.

               9.3 Injunctive Relief. Licensee acknowledges that the Talarian Products contain trade secrets of Talarian, the disclosure of which would cause substantial harm to Talarian that could not be remedied by the payment of damages alone. Accordingly, Talarian will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this
Section 9.

        10. PROPRIETARY RIGHTS.

               10.1 Talarian's Ownership.

                      (a) The Talarian Products are and will remain the sole and exclusive property of Talarian and its suppliers, if any, whether the Talarian Products are separate or combined with any other products. Talarian's rights under this subsection (a) will include, but not be limited to: (i) all copies of the Talarian Products, in whole and in part; (ii) all Intellectual Property Rights in the Talarian Products; and (iii) all modifications to, and derivative works based upon, the Talarian Products.

                      (b) Subject to Section 10.4(b), Licensee will not delete or in any manner alter the Intellectual Property Rights notices of Talarian and its suppliers, if any, appearing on the Talarian Products as delivered to Licensee. As a condition of the license rights granted to Licensee in this Agreement, Licensee will reproduce and display such notices on each copy it makes of any Talarian Product.

               10.2 Licensee's Duties. Licensee will use its reasonable efforts to protect Talarian's Intellectual Property Rights in the Talarian Products and will report promptly to Talarian any infringement of such rights of which Licensee becomes aware.

               10.3 Third Party Infringement. Talarian reserves the sole and exclusive right at its discretion to assert claims against third parties for infringement or misappropriation of its Intellectual Property Rights in the Talarian Products.

               10.4 Trademarks.

                      (a) If any advertisement or other marketing material used by Licensee makes any statement as to the technical features or capabilities of the Talarian Products beyond



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the information provided to Licensee by Talarian, Licensee will first obtain the written approval of Talarian prior to publishing such advertisement or material.

                      (b) Nothing in this Agreement grants Licensee any rights in or to use any of the Marks. Talarian acknowledges that Licensee intends to use Licensee's own trademarks in connection with Licensee's marketing of the Talarian Products.

        11. WARRANTY.

               11.1 Power and Authority. Talarian warrants to Licensee that it has sufficient right and authority to grant to Licensee all licenses and rights that Talarian grants under this Agreement.

               11.2 Performance Warranty. Talarian warrants, for a period of thirty (30) days from the Effective Date, that the Talarian Product will substantially conform to the applicable product documentation provided by Talarian. The foregoing warranty does not apply to any Talarian Product that has been modified, combined with other products (including the Licensee Product), or used improperly. TALARIAN DOES NOT WARRANT THAT THE PRODUCT WILL MEET LICENSEE'S OR END USER'S REQUIREMENTS, THAT THE PRODUCT WILL OPERATE IN THE COMBINATIONS THAT LICENSEE MAY SELECT OR USE, THAT THE OPERATION OF THE PRODUCT WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL ERRORS IN THE PROUDUCT WILL BE CORRECTED.

               11.3 Sole and Exclusive Remedy. FOR ANY BREACH OF THE WARRANTY CONTAINED IN SECTION 11.2, LICENSEE'S SOLE AND EXCLUSIVE REMEDY WILL BE, AT TALARIAN'S OPTION EITHER: (A) THE REPLACEMENT OR CORRECTION OF THE DEFECTIVE PRODUCT WITHIN 30 DAYS OF BEING INFORMED OF THE BREACH OF WARRANTY; OR (B) THE TERMINATION OF THIS AGREEMENT AND THE REFUND TO LICENSEE OF THE LICENSE FEE PAID BY LICENSEE TO TALARIAN FOR SUCH DEFECTIVE TALARIAN PRODUCT UNDER THIS AGREEMENT WITHIN 60 DAYS OF BEING INFORMED OF THE BREACH OF WARRANTY.

               11.2 Disclaimer of Other Warranties. THE WARRANTIES IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

        12. INDEMNITIES.

               12.1 Distribution Indemnity. Subject to the terms of Section 12.2, Licensee agrees to indemnify Talarian against any third party claims against Talarian for loss, damage, liability, or expense (including but not limited to attorneys' fees) arising out of any acts or omissions of Licensee or any Sublicensees in connection with their activities under this Agreement.



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               12.2 Infringement Indemnity.

                      (a) Duty to Indemnify and Defend.

                             (i) Talarian will indemnify Licensee against, and
will defend or settle at Talarian's own expense, any action or other proceeding brought against Licensee to the extent that it is based on a claim that the use of the Talarian Products as licensed in this Agreement infringes any copyright, any U.S. patent issued as of the Effective Date, or that the Talarian Products incorporate any misappropriated trade secrets.

                             (ii) Talarian will pay any and all costs, damages,
and expenses (including but not limited to reasonable attorneys' fees) awarded against Licensee in any such action or proceeding attributable to any such claim.

                             (iii) Talarian will have no obligation under this
Section as to any action, proceeding, or claim unless: (A) Talarian is notified of it promptly; (B) Talarian has sole control of its defense and settlement; and
(C) Licensee provides Talarian with reasonable assistance in its defense and settlement.

                      (b) Injunctions.

                             (i) If Licensee's use of any Talarian Products
under the terms of this Agreement is, or in Talarian's opinion is likely to be, enjoined due to the type of infringement or misappropriation specified in subsection (a) above, then Talarian may, at its sole option and expense, either:

                                    (A) procure for Licensee the right to
continue using such Talarian Products under the terms of this Agreement; or

                                    (B) replace or modify such Talarian Products
so that they are noninfringing and substantially equivalent in function to the enjoined Talarian Products; or

                                    (C) if options (A) and (B) above cannot be
accomplished despite the reasonable efforts of Talarian, then Talarian may both:

                                            (1) terminate Licensee's rights and
Talarian's obligations under this Agreement with respect to such Talarian Products, and

                                            (2) refund to Licensee all ongoing
license fees paid by Licensee to Talarian for copies of such Talarian Products to the extent that Licensee is contractually obligated to return to any End Users their payments made to Licensee or Sublicensees for such copies.



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                      (c) Sole Remedy. THE FOREGOING ARE TALARIAN'S SOLE AND
EXCLUSIVE OBLIGATIONS, AND LICENSEE'S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS.

                      (d) Exclusions. Talarian will have no obligations under this Section 12.2 with respect to infringement or misappropriation arising from
(i) modifications to the Talarian Products that were not authorized by Talarian,
(ii) Talarian Product specifications requested by Licensee, or (iii) the use of the Talarian Products in combination with products not provided by Talarian.

        13. LIMITATIONS OF LIABILITY.

               13.1 Total Liability. TALARIAN'S TOTAL LIABILITY TO LICENSEE UNDER THIS AGREEMENT WILL BE LIMITED TO THE PAYMENTS RECEIVED BY LICENSOR FROM LICENSEE UNDER THIS AGREEMENT.

               13.2 Exclusion of Damages. IN NO EVENT WILL TALARIAN BE LIABLE TO LICENSEE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT TALARIAN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

               13.3 Failure of Essential Purpose. The parties have agreed that the limitations specified in this Section 13 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

        14. TERM AND TERMINATION.

               14.1 Term. The term of this Agreement will begin on the Effective Date and will continue for one (1) year unless terminated earlier in accordance with the provisions hereof.

               14.2 Events of Termination. Either party will have the right to terminate this Agreement if:

                      (a) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice;

                      (b) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or

                      (c) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.



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               14.3 Effect of Termination.

                      (a) Upon termination or expiration of this Agreement, Licensee will (except as specified in subsection (b) below) immediately return to Talarian or (at Talarian's request) destroy all copies of the Talarian Products and other Confidential Information in its possession or control, and an officer of Licensee will certify to Talarian in writing that Licensee has done so.

                      (b) Upon termination or expiration of this Agreement, Talarian will have the option, in its sole discretion, of:

                             (i) electing, at any time, to offer maintenance and
support for the Talarian Products directly to End Users and/or Sublicensees in accordance with Talarian's standard terms and conditions for such services; or

                             (ii) permitting Licensee to continue to provide
maintenance and support for the Talarian Products to its End Users and/or Sublicensees upon the terms and conditions of Section 8.1 and continue to use copies of the Talarian Products, to the extent needed to provide such services, pursuant to a limited license agreement to be entered between Talarian and Licensee promptly following such termination or expiration.

               14.4 No Damages for Termination. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. LICENSEE WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT UNDER THE LAW OF THE TERRITORY OR OTHERWISE, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT. Neither party will be liable to the other on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by either party or for any other reason whatsoever based upon or growing out of such termination or expiration.

               14.5 Nonexclusive Remedy. The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

               14.6 Survival. The rights and obligations of the parties contained in Sections 9 (Confidentiality), 10 (Proprietary Rights), 13 (Limitations of Liability), and 14.3(b) (Effect of Termination), and the licenses granted to End Users, by Licensee and Sublicensees prior to the Agreement's termination or expiration effective date will survive the termination or expiration of this Agreement.



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        15. COMPLIANCE WITH LAW. Each party agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this Agreement. Each party shall comply with all applicable international, national, state, regional and local laws and regulations in connection with its activities under this Agreement. Without limiting the foregoing, Licensee acknowledges that all Talarian Products, including documentation and other technical data, are subject to export controls imposed by the U.S. Export Administration Act of 1979, as amended (the "Act"), and the regulations promulgated thereunder. Licensee shall not export or reexport (directly or indirectly) any Talarian Products or documentation or other technical data therefor without complying with the Act and the regulations thereunder.

        16. PUBLICITY. Talarian may include Licensee's name in Talarian's customer list. Talarian may also use Licensee's name and the names of the Bundled Products in Talarian promotional literature and marketing materials, provided that Talarian will obtain Licensee's prior approval, such approval will not be unreasonably withheld.

        17. GENERAL.

               17.1 Assignment. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Licensee may not assign this Agreement, by operation of law or otherwise in whole or in part, without Talarian's written consent, which consent will not be unreasonably withheld. Any attempt to assign this Agreement without such consent will be null and void.

               17.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents. Any suit hereunder will be brought solely in the federal or state courts in the Northern District of California and Licensee hereby submits to the personal jurisdiction thereof.

               17.3 Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

               17.4 Force Majeure. Except for payments due under this Agreement, neither party will be responsible for any failure to perform due to causes beyond its reasonable control (each a "Force Majeure"), including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, denial of or delays in processing of export license applications, fire, floods, earthquakes, accidents, strikes, or fuel crises, provided that such party gives prompt written notice thereof to the other party. The time for performance will be extended for a period equal to the duration of the Force Majeure, but in no event longer than sixty (60) days.

               17.5 Notices. All notices under this Agreement will be deemed given when delivered personally, sent by confirmed facsimile transmission, or sent by certified or registered U.S. mail or nationally-recognized express courier, return receipt requested, to the address shown below or as may otherwise be specified by either party to the other in accordance with this section.



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               17.6 Independent Contractors. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

               17.7 Waiver. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

               17.8 Entire Agreement. This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written



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and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. The parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

               17.9 Source Code Escrow. Licensee acknowledges that Talarian has deposited the source code for the Talarian Products into an escrow account pursuant to that certain Software Deposit Agreement between Talarian Corporation and National Safe Depository ("NSD"), dated October 9, 1992 ("Escrow Agreement"). Licensee will have the right to enroll as a beneficiary of the Escrow Agreement upon payment to NSD of the applicable fees. Licensee will have the right to file for release of such source code in accordance with the terms of the Escrow Agreement upon the occurrence of any "Event of Default" as defined therein.

IN WITNESS WHEREOF, this Agreement has been duly executed by authorized representatives of the parties hereto.


Licensee:                              Talarian:
          ------------------------              --------------------------------
By:                                    By:
   -------------------------------        --------------------------------------

Name:                                  Name:
     -----------------------------          ------------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------------
Date:                                  Date:
     -----------------------------          ------------------------------------
Address:                               Address:
        --------------------------             ---------------------------------

Facsimile:                             Facsimile:
          ------------------------               -------------------------------



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                                    EXHIBIT A

All SmartSockets software and documentation, including but not limited to:

                         SMARTSOCKETS DEVELOPMENT SYSTEM

1.  SmartSockets Development Interfaces and Libraries

        C/C++
        Java (native)
        ActiveX Components

2.  SmartSockets Run-time and Development Components

        Rtserver
        Rtmonitor

And the following products under development or consideration, if and when released:

3.  Secure SmartSockets

        Secure SmartSockets (Kerberos Integration)
        Integration of other security products (e.g., RSA, other PKI technology)

4.  SmartSockets Queuing Products (currently under development)

        SmartQueue
        SmartQueue for IBM MQSeries
        SmartQueue for MSmq

Note: Documentation supplied contains the definitive description of the components of the SmartSockets Development System.

                           SMARTSOCKETS DOCUMENTATION

Hard copy
FrameMaker and HTML files
Training material

                                SCOPE OF LICENSE

1.  Number of SmartSockets Development Systems:
2.  Development Platform:

                                    EXHIBIT B

                                Licensee Products

                                    EXHIBIT C

                                    Payments


               1. INITIAL LICENSE FEES.
                      a.  AMOUNT:
                      b.  DUE DATE:



               2. LICENSE FEES.
                      a.  AMOUNT:
                      b.  DUE DATE:




               3. MAINTENANCE AND SUPPORT FEES.

                      a.  AMOUNT:  $ _____ annually

                      b.  DUE DATE:

                             Initial Period:  Thirty days after Effective Date.

                             Subsequent Periods: Ninety days prior to the commencement of the support period.

                      c. LAPSE: Licensee may reinstate maintenance and support services after a lapse by paying a reinstatement fee equal to the maintenance and support fees for the lapsed period plus the annual maintenance and support fees set forth in 3(a).




               4._____UPDATES AND ENHANCEMENTS.




               5._____TRAINING.


                                      -17-